UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

GameSquare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39389	99-1946435
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 464-6400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

The Equity Purchase Agreement

On September 10, 2025, GameSquare Holdings, Inc., a Delaware corporation (“GameSquare”), entered into an Equity Purchase Agreement (the “Purchase Agreement”), by and among, (i) Emma Jane Holdings Pty Ltd as Trustee for the Emma Jane Trust, El Watkins Investments Pty Ltd as Trustee for the El Watkins Investment Trust, GM Watkins Pty Ltd as Trustee for the GM Watkins Trust, Matthew Palaje, individually, and Phiroz Austin, individually (each, a “Seller” and collectively, the “Sellers”), (ii) Grace Watkins, solely in her capacity as the representative of the Sellers (the “Representative”) and (iii) GameSquare (“Buyer”), pursuant to which, among other things, GameSquare will acquire all of the outstanding equity interests (the “Shares”) in Click Management Pty Ltd, an Australian proprietary limited company (the “Company”), subject to the terms and conditions in the Purchase Agreement (the “Transaction”). Terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

Under the terms of the Purchase Agreement, the Buyer has agreed to pay a base purchase price of $4,500,000 subject to customary adjustments for cash, net working capital, indebtedness and transaction expenses (the “Purchase Price”). The Sellers will also receive, subject to the terms and conditions described in the Purchase Agreement: (i) a deferred cash payment of $4,000,000 within sixty (60) days following December 31, 2025; and (ii) up to an aggregate of $3,000,000 in cash earn-out payments based on the post-closing performance of the Company and its wholly owned subsidiary, Click Media & Management LLC, a Delaware limited liability company (“Click Media,” and together with the Company, collectively, the “Company Group”). Specifically, (a) up to $1,500,000 may be payable based on the Company Group’s EBITDA for the 12-month period beginning January 1, 2026, if Actual EBITDA for such period falls within specified target ranges set forth in the Purchase Agreement, and (b) up to an additional $1,500,000 may be payable based on the Company Group’s EBITDA for the 12-month period beginning January 1, 2027, if Actual EBITDA for such period falls within specified target ranges set forth in the Purchase Agreement.

The board of directors of GameSquare has approved the Purchase Agreement and the Transaction.

Each party has made customary representations and warranties in the Purchase Agreement and agreed to customary covenants, including, among others: (i) subject to certain materiality thresholds, the accuracy of the representations and warranties made by Buyer and Sellers, (ii) material compliance by Buyer and Sellers with each of their respective obligations under the Purchase Agreement, and (iii) in the case of Sellers, the absence of a material adverse effect on the Company Group.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (iv) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in GameSquare’s public disclosure.

The foregoing summary of the Purchase Agreement and the Transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Minimum Bid Price Notice

On September 10, 2025, GameSquare received a letter (the “Minimum Bid Price Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying GameSquare that for the last 30 consecutive business days, the closing bid price for GameSquare’s common stock (the “Common Stock”) has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Nasdaq Minimum Bid Price Requirement”). The Minimum Bid Price Notice has no immediate effect on the listing of the Common Stock, and the Common Stock will continue to trade The Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), GameSquare has been provided an initial compliance period of 180 calendar days, or until March 9, 2026, to regain compliance with the Nasdaq Minimum Bid Price Requirement, which requires that the closing bid price of the Common Stock meet or exceed $1.00 per share for a minimum of ten consecutive trading days.

If GameSquare is unable to regain compliance with the Nasdaq Minimum Bid Price Requirement, GameSquare may be eligible for an additional 180-day compliance period. To qualify, GameSquare will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Nasdaq Minimum Bid Price Requirement and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. If GameSquare does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, Nasdaq will notify GameSquare of its determination to delist the Common Stock, at which point GameSquare would have an opportunity to appeal the delisting determination to a hearings panel.

GameSquare will continue to monitor the bid price of the Common Stock and consider its available options to regain compliance with the Nasdaq Minimum Bid Price Requirement. However, there can be no assurance that GameSquare will be able to regain compliance with the Nasdaq Minimum Bid Price Requirement.

Item 7.01. Regulation FD Disclosure

On September 11, 2025, GameSquare issued a press release announcing that it had entered into the foregoing Transaction. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On September 10, 2025, the Board of Directors of GameSquare approved the discontinuance of operations of GameSquare’s programmatic advertising solutions provider, Frankly Media (the “Business Segment”), effective September 15, 2025. GameSquare did not receive any consideration in connection with this action, which was undertaken solely for strategic and operational purposes.

The discontinuance does not meet the significance threshold under Item 2.01 of Form 8-K. GameSquare has elected to voluntarily disclose this matter because it believes the information may be material to investors in understanding GameSquare’s operations, strategy, and future financial results. The Business Segment will be reported as discontinued operations in GameSquare’s financial statements in accordance with U.S. GAAP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Equity Purchase Agreement dated as of September 10, 2025, by and among GameSquare Holdings, Inc., Emma Jane Holdings Pty Ltd as Trustee for the Emma Jane Trust, El Watkins Investments Pty Ltd as Trustee for the El Watkins Investment Trust, GM Watkins Pty Ltd as Trustee for the GM Watkins Trust, Matthew Palaje, individually, and Phiroz Austin, individually, and Grace Watkins, solely in her capacity as the representative of the Sellers.
99.1	Press Release, dated September 11, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: September 11, 2025	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director